Exhibit 1

EXECUTION VERSION

CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.

CITIGROUP COMMERCIAL MORTGAGE TRUST 2016-GC36

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2016-GC36

Underwriting Agreement

Dated as of February 3, 2016

Citigroup Global Markets Inc. 390 Greenwich Street, 5th Floor New York, New York 10013	Goldman, Sachs & Co. 200 West Street New York, New York 10282

Cantor Fitzgerald & Co. 499 Park Avenue New York, New York 10022	Drexel Hamilton, LLC 77 Water Street New York, New York 10005

Ladies and Gentlemen:

Citigroup Commercial Mortgage Securities Inc., a Delaware corporation (the “Company”), proposes to cause the issuance of its Citigroup Commercial Mortgage Trust 2016-GC36, Commercial Mortgage Pass-Through Certificates, Series 2016-GC36 (the “Certificates”), consisting of 18 classes designated as the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A, Class A-S, Class B, Class EC, Class C, Class D, Class X-D, Class E, Class F, Class G, Class H and Class R Certificates under a Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”), dated as of February 1, 2016, between the Company, as depositor, KeyBank National Association, as master servicer (the “Master Servicer”), Wells Fargo Bank, National Association, as special servicer (in such capacity, the “Special Servicer”) and as certificate administrator (in such capacity, the “Certificate Administrator”), Pentalpha Surveillance LLC, as operating advisor (in such capacity, the “Operating Advisor”) and asset representations reviewer (in such capacity, the “Asset Representations Reviewer”), and Wilmington Trust, National Association, as trustee (the “Trustee”), and proposes to sell the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A, Class A-S, Class B, Class EC and Class C Certificates (collectively, the “Publicly Offered Certificates”) to Citigroup Global Markets Inc. (“Citigroup”), Goldman, Sachs & Co. (“Goldman”), Cantor Fitzgerald & Co. (“CF&Co.”) and Drexel Hamilton, LLC (“Drexel” and, together with Citigroup, Goldman and CF&Co., the “Underwriters”). The Certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund (the “Trust Fund”) primarily consisting of a segregated pool (the “Mortgage Pool”) of 58 mortgage loans (the “Mortgage Loans”) secured by first liens on various types of commercial, multifamily and manufactured housing community properties. The Mortgage Loans will be purchased by the Company from

(i) Citigroup Global Markets Realty Corp. (“CGMRC”) pursuant to a Mortgage Loan Purchase Agreement, dated as of February 1, 2016 (the “CGMRC Mortgage Loan Purchase Agreement”), between the Company and CGMRC, (ii) Goldman Sachs Mortgage Company (“GSMC”) pursuant to a Mortgage Loan Purchase Agreement, dated as of February 1, 2016 (the “GSMC Mortgage Loan Purchase Agreement”), between the Company and GSMC, (iii) Cantor Commercial Real Estate Lending, L.P. (“CCRE”) pursuant to a Mortgage Loan Purchase Agreement, dated as of February 1, 2016 (the “CCRE Mortgage Loan Purchase Agreement”), between the Company and CCRE, and (iv) Starwood Mortgage Funding I LLC (“SMF I” and, together with CGMRC, GSMC and CCRE, the “Mortgage Loan Sellers”) pursuant to a Mortgage Loan Purchase Agreement, dated as of February 1, 2016 (the “SMF I Mortgage Loan Purchase Agreement”; the CGMRC Mortgage Loan Purchase Agreement, the GSMC Mortgage Loan Purchase Agreement, the CCRE Mortgage Loan Purchase Agreement and the SMF I Mortgage Loan Purchase Agreement, together, the “Mortgage Loan Purchase Agreements”), between the Company and SMF I, in each case in exchange for immediately available funds. This Underwriting Agreement (this “Agreement”) is to confirm the arrangements with respect to your purchase of the Publicly Offered Certificates. Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement, as in effect on the Closing Date (as defined in Section 4(a) of this Agreement).

At or prior to the time when sales to purchasers of the Publicly Offered Certificates were first made, which (a) was approximately 12:00 p.m. (Eastern Time) on February 3, 2016 with respect to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class A-S, Class B and Class C Certificates; (b) was approximately 1:30 p.m. (Eastern Time) on February 5, 2016 with respect to the Class X-A Certificates; and (c) will be deemed to be approximately 12:00 p.m. (Eastern Time) on February 3, 2016 with respect to the Class EC Certificates (the “Time of Sale”), the Company had prepared or made available the following information (collectively, the “Time of Sale Information”): (i) the Free Writing Prospectus (Structural and Collateral Term Sheet) dated January 27, 2016, the cover page of which is attached hereto as Annex A (the “Term Sheet”), (ii) the Preliminary Prospectus (as defined in Section 1(a) of this Agreement), dated January 28, 2016, the cover page of which is attached hereto as Annex B, and (iii) each additional Free Writing Prospectus identified on (including by affixing the first page thereof as) Annex C hereto. “Free Writing Prospectus” means a “free-writing prospectus” as defined pursuant to Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). If, subsequent to the date of this Agreement, the Company and the Underwriters (x) determine that such information included an untrue statement of material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (y) terminate their old purchase contracts and enter into new purchase contracts with investors in the Publicly Offered Certificates, then “Time of Sale Information” will refer to the information, including any information that corrects such material misstatements or omissions, conveyed to purchasers at the time of entry into the first such new purchase contract (“Corrective Information”) and “Time of Sale” will refer to the time and date on which such new purchase contracts were entered into.

1.          The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a)          A registration statement on Form SF-3 (Commission File No. 333-207132), relating to the Publicly Offered Certificates and the offering thereof from time to time in accordance with Rule 415 under the Securities Act, has been filed with the Securities and Exchange Commission (the “Commission”) and such registration statement, as amended, has become effective. The Company also has prepared and filed with the Commission a preliminary prospectus dated January 28, 2016 (the “Preliminary Prospectus”) specifically relating to the Publicly Offered Certificates, in accordance with Rule 424(h) and Rule 430D under the Securities Act. The Company also has filed with, or proposes to file with, the Commission pursuant to Rule 424(b) under the Securities Act a prospectus specifically relating to the Publicly Offered Certificates (the “Prospectus”). No stop order suspending the effectiveness of such registration statement is in effect, and no proceedings for such purpose are pending or, to the Company’s knowledge, threatened by the Commission. Such registration statement, including the exhibits thereto and any information that is contained in the Preliminary Prospectus or the Prospectus and is deemed to be a part of and included in such registration statement, as such registration statement may have been amended or supplemented at the date of the Preliminary Prospectus or the Prospectus, as the case may be, or by any pre- or post-effective amendment filed with respect thereto prior to the date hereof, is hereinafter referred to as the “Registration Statement.” The conditions to the use by the Company of a registration statement on Form SF-3 under the Securities Act, as set forth in the General Instructions to Form SF-3, and the conditions of Rule 415 under the Securities Act have been satisfied or will be satisfied as of the date on which the Prospectus is required to be filed with the Commission pursuant to Rule 424(b) under the Securities Act with respect to the Registration Statement and the Prospectus. There is no request by the Commission for any further amendment of the Registration Statement or the Prospectus or for any additional information. There has been no notification with respect to the suspension of the qualification for sale of the Certificates for sale in any jurisdiction or any proceeding for such purpose having been instituted or threatened;

(b)          As of its effective date or deemed effective date pursuant to Rule 430D under the Securities Act (the “Effective Date”), the Registration Statement conformed in all material respects to the requirements of the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), where applicable, and the rules and regulations of the Commission under the Securities Act or the Exchange Act, as applicable, and did not, as of the Effective Date, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any Mortgage Loan Seller Information, any Master Servicer Information, any Special Servicer Information, any Operating Advisor Information, any Trustee Information, any Certificate Administrator Information, any Asset Representations Reviewer Information, any Berkadia Information, any Midland Information, any Berkeley Point Information or any Underwriter Information (each as defined below);

(c)          As of the date of the Preliminary Prospectus, the Preliminary Prospectus conformed in all material respects to the requirements of the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder (the “Rules and Regulations”), and such document does not include, and will not include, any untrue statement of a material fact and does not omit, and will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to the absence of pricing or price dependent information or to any Mortgage Loan Seller Information, any Master Servicer Information, any Special Servicer Information, any Operating Advisor Information, any Trustee Information, any Certificate Administrator Information, any Asset Representations Reviewer Information, any Berkadia Information, any Midland Information, any Berkeley Point Information or any Underwriter Information;

(d)          As of the date of the Prospectus and as of the Closing Date, the Prospectus will conform in all material respects to the requirements of the Securities Act, the Exchange Act and the Rules and Regulations, and such document does not include, and will not include, any untrue statement of a material fact and does not omit, and will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to the absence of pricing or price dependent information or to any Mortgage Loan Seller Information, any Master Servicer Information, any Special Servicer Information, any Operating Advisor Information, any Trustee Information, any Certificate Administrator Information, any Asset Representations Reviewer Information, any Berkadia Information, any Midland Information, any Berkeley Point Information or any Underwriter Information;

(e)          The documents incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations thereunder, and any further documents so filed and incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the rules and regulations thereunder; provided, however, that the Company makes no representations, warranties or agreements as to (A) the information contained in the Time of Sale Information, the Registration Statement or the Prospectus or any revision or amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by any Underwriter on behalf of itself or the other Underwriters specifically for use in connection with the preparation of the Time of Sale Information, the Registration Statement or the Prospectus or any revision or amendment thereof or supplement thereto (the “Underwriter Information”), (B) any information contained in or omitted from the portions of the Time of Sale Information, the Registration Statement or the Prospectus for which the Mortgage Loan Sellers are obligated to indemnify the Underwriters pursuant to the respective Indemnification Agreements, each dated as of February 3, 2016, between each Mortgage Loan Seller, respectively, the Underwriters and the Company (the “Mortgage Loan Seller Information”), (C) any information contained in or omitted from the portions of the Time of Sale Information, the Registration Statement or the Prospectus for which the Master Servicer is obligated to indemnify the Underwriters pursuant to the Indemnification Agreement, dated as of February 3, 2016, between the Master Servicer, the Underwriters and the Company (the “Master Servicer Information”), (D) any information contained in or omitted from the portions of the Time of Sale Information, the Registration Statement or the Prospectus for which the Special Servicer is obligated to indemnify the Underwriters pursuant to the Indemnification Agreement, dated as of February 3, 2016, between the Special Servicer, the Underwriters and the Company (the “Special Servicer Information”), (E) any information contained in or omitted from the portions of the Time of Sale Information, the Registration

Statement or the Prospectus for which the Operating Advisor is obligated to indemnify the Underwriters pursuant to the Indemnification Agreement, dated as of February 3, 2016, between the Operating Advisor, the Underwriters and the Company (the “Operating Advisor Information”), (F) any information contained in or omitted from the portions of the Time of Sale Information, the Registration Statement or the Prospectus for which the Certificate Administrator is obligated to indemnify the Underwriters pursuant to the Indemnification Agreement, dated as of February 3, 2016, between the Certificate Administrator, the Underwriters and the Company (the “Certificate Administrator Information”), (G) any information contained in or omitted from the portions of the Time of Sale Information, the Registration Statement or the Prospectus for which the Trustee is obligated to indemnify the Underwriters pursuant to the Indemnification Agreement, dated as of February 3, 2016, between the Trustee, the Underwriters and the Company (the “Trustee Information”), (H) any information contained in or omitted from the portions of the Time of Sale Information, the Registration Statement or the Prospectus for which the Asset Representations Reviewer is obligated to indemnify the Underwriters pursuant to the Indemnification Agreement, dated as of February 3, 2016, between the Asset Representations Reviewer, the Underwriters and the Company (the “Asset Representations Reviewer Information”), (I) any information contained in or omitted from the portions of the Time of Sale Information, the Registration Statement or the Prospectus for which Berkadia Commercial Mortgage LLC (“Berkadia”) is obligated to indemnify the Underwriters pursuant to the Indemnification Agreement, dated as of February 3, 2016, between Berkadia, the Underwriters and the Company (the “Berkadia Information”), (J) any information contained in or omitted from the portions of the Time of Sale Information, the Registration Statement or the Prospectus for which Midland Loan Services, a Division of PNC Bank, National Association (“Midland”) is obligated to indemnify the Underwriters pursuant to the Indemnification Agreement, dated as of February 3, 2016, between Midland, the Underwriters and the Company (the “Midland Information”) or (K) any information contained in or omitted from the portions of the Time of Sale Information, the Registration Statement or the Prospectus for which Berkeley Point Capital LLC (“Berkeley Point”) is obligated to indemnify the Underwriters pursuant to the Indemnification Agreement, dated as of February 3, 2016, between Berkeley Point, the Underwriters and the Company (the “Berkeley Point Information”) (the indemnification agreements referred to in the foregoing clauses (B) through (K), the “Indemnification Agreements”). The parties acknowledge and agree that the Underwriter Information shall consist solely of the first paragraph (but only the second sentence thereof), the fifth paragraph (but only the first and the third sentences thereof), the sixth paragraph (but only the fifth sentence thereof) and the eighth paragraph (but only the first three sentences thereof) of the section of the Prospectus entitled “Plan of Distribution (Underwriter Conflicts of Interest)” and the third to the last paragraph on the cover page of each of the Prospectus and the Preliminary Prospectus;

(f)          Since the date as of which information is given in the Preliminary Prospectus or the Prospectus, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a change, that would have a material adverse effect on the ability of the Company to perform its obligations under this Agreement, the Pooling and Servicing Agreement or any Mortgage Loan Purchase Agreement;

(g)         The Time of Sale Information did not at the Time of Sale, does not and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation and warranty shall not apply to (i) the absence of pricing or price dependent information or (ii) any Mortgage Loan Seller Information, any Master Servicer Information, any Special Servicer Information, any Operating Advisor Information, any Trustee Information, any Certificate Administrator Information, any Asset Representations Reviewer Information, any Berkadia Information, any Midland Information, any Berkeley Point Information or any Underwriter Information. The parties acknowledge that none of the Underwriters has furnished any Underwriter Information to the Company expressly for use in the Time of Sale Information other than the first two sentences of the third to the last paragraph on the cover page of the Preliminary Prospectus;

(h)          The Company (including its agents and representatives other than the Underwriters in their capacity as such) has not made, used, prepared, authorized, approved or referred to and will not make, use, prepare, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Publicly Offered Certificates other than (i) the Prospectus and the Preliminary Prospectus, (ii) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (iii) any supplement to the Preliminary Prospectus that may be required to be filed with the Commission under Rule 424(h)(2) under the Securities Act, (iv) the Term Sheet and (v) each other written communication of the Company or its agents and representatives approved by the Underwriters either in writing in advance or in any other manner mutually agreed by the Underwriters and the Company (each such communication referred to in clause (iv) and this clause (v) constituting an “issuer free writing prospectus”, as defined in Rule 433(h) under the Securities Act, being referred to herein as an “Issuer Free Writing Prospectus”). Each such Issuer Free Writing Prospectus conformed or, if used after the date hereof, will conform, in all material respects with the Securities Act and the rules and regulations promulgated thereunder, has been filed or will be filed in accordance with Section 11 (to the extent required thereby) and did not at the Time of Sale, does not and at the Closing Date will not, contain any untrue statement of a material fact or (when read in conjunction with the other Time of Sale Information) omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation and warranty shall not apply to (i) the absence of pricing or price dependent information or (ii) any Mortgage Loan Seller Information, any Master Servicer Information, any Special Servicer Information, any Operating Advisor Information, any Trustee Information, any Certificate Administrator Information, any Asset Representations Reviewer Information, any Berkadia Information, any Midland Information, any Berkeley Point Information or any Underwriter Information. The parties acknowledge that none of the Underwriters has furnished any Underwriter Information to the Company expressly for use in any Issuer Free Writing Prospectus;

(i)           The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has all requisite power and authority (corporate and other, including, without limitation, all material licenses, certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies) to own its properties and to conduct its business as now conducted by it and as described in the Prospectus, and is duly qualified as a foreign corporation in good standing in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Company or its execution and performance of the terms of this Agreement, the Pooling and Servicing Agreement or any Mortgage Loan Purchase Agreement;

(j)           This Agreement has been duly authorized, executed and delivered by the Company and will constitute valid and legally binding obligations of the Company, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general principles of equity, and except that the enforcement of rights with respect to indemnification and contribution obligations may be limited by applicable law or considerations of public policy;

(k)          At the Time of Delivery (as defined in Section 4 of this Agreement) the Pooling and Servicing Agreement and the Mortgage Loan Purchase Agreements will have been duly authorized, executed and delivered by the Company. At the Time of Delivery, the Pooling and Servicing Agreement and the Mortgage Loan Purchase Agreements will constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general principles of equity;

(l)           When the Certificates are issued, executed, authenticated and delivered pursuant to this Agreement and the Pooling and Servicing Agreement, the Certificates will have been duly authorized, executed, authenticated, issued and delivered, fully paid and nonassessable and will be entitled to the benefits of the Pooling and Servicing Agreement; and the Certificates and the Pooling and Servicing Agreement will conform to the descriptions thereof in the Prospectus;

(m)         The issue and sale of the Certificates, the compliance by the Company with all of the provisions of this Agreement, the Pooling and Servicing Agreement and the Mortgage Loan Purchase Agreements, and the consummation of the transactions herein and therein contemplated, (1) will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, (2) will not result in any violation of the provisions of the Certificate of Incorporation or the By-Laws of the Company or any statute, rule or regulation or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, or any of its properties, and (3) except as contemplated by the Pooling and Servicing Agreement, will not result in the creation or imposition of any lien, charge or encumbrance upon any of its property or assets pursuant to the terms of any such indenture, mortgage, contract or other instrument referred to in the immediately preceding clause (1). No consent, approval, authorization, order, filing, registration or qualification of or with any court or governmental agency or body having jurisdiction over the Company, or any of its properties, is required for the authorization, issue and sale of the Publicly Offered Certificates or the consummation by the Company of the other transactions contemplated by this Agreement, the Pooling and Servicing Agreement or the Mortgage Loan Purchase Agreements except such as have been obtained under the Securities Act, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or “blue sky” laws in connection with the purchase and offering of the Publicly Offered Certificates by the Underwriters;

(n)          The statements set forth in the Prospectus under the caption “Description of the Certificates,” insofar as they purport to constitute a summary of the terms of the Certificates and insofar as they purport to describe the provisions of the documents referred to therein, are accurate, in all material respects;

(o)          Other than as set forth or contemplated in the Preliminary Prospectus or in the Prospectus, there are no legal or governmental actions, proceedings or investigations pending to which the Company is a party or to which the Company or any property of the Company is subject that are required to be described in the Preliminary Prospectus or the Prospectus or that, if determined adversely to the Company, would individually or in the aggregate (i) have a material adverse effect on the condition (financial or otherwise), earnings, affairs, business, properties or prospects of the Company, and, to the best of the Company’s knowledge, no such actions, proceedings or investigations are threatened or contemplated by governmental authorities or threatened by others, (ii) invalidate this Agreement, the Pooling and Servicing Agreement, any Mortgage Loan Purchase Agreement or the Certificates, (iii) prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement, the Pooling and Servicing Agreement or any Mortgage Loan Purchase Agreement, (iv) materially and adversely affect the performance by the Company of its obligations under, or the validity or enforceability against the Company of, this Agreement, the Pooling and Servicing Agreement, any Mortgage Loan Purchase Agreement or the Certificates or (v) adversely affect the federal income tax attributes of the Certificates described in the Preliminary Prospectus or the Prospectus;

(p)          The Company will, at the Time of Delivery, own the Mortgage Loans, free and clear of any lien, mortgage, pledge, charge, security interest, adverse claim or other encumbrance;

(q)          At the Time of Delivery, the Company will have full power and authority to sell and deliver the Mortgage Loans to the Trustee under the Pooling and Servicing Agreement and, at the Time of Delivery, will have duly authorized such assignment and delivery to the Trustee by all necessary action;

(r)          At the Time of Delivery, the Mortgage Loans will have been duly and validly assigned and delivered by the Company to the Trustee;

(s)          Any taxes, fees and other governmental charges in connection with the execution, delivery and performance of this Agreement, the Pooling and Servicing Agreement, the Mortgage Loan Purchase Agreements and the Publicly Offered Certificates will have been paid at or prior to the Time of Delivery;

(t)           Neither the Company nor the Trust Fund is, and neither the sale of the Certificates in the manner contemplated by the Prospectus nor the activities of the Trust Fund pursuant to the Pooling and Servicing Agreement will cause the Company or the Trust Fund to be (i) required to be registered as an “investment company” or (ii) under the control of an

“investment company”, in the case of clauses (i) and (ii), as such terms are defined under the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Trust Fund is not required to be registered under the Investment Company Act in reliance on Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act. The Trust Fund was structured so as not to constitute a “covered fund” for purposes of the regulations adopted to implement Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act;

(u)          There are no contracts, indentures or other documents of a character required by the Securities Act or by the rules and regulations thereunder to be described or referred to in the Registration Statement, the Preliminary Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement that have not been so described or referred to therein or so filed or incorporated by reference as exhibits thereto;

(v)          Under generally accepted accounting principles and for federal income tax purposes, the Company will report the transfer of the Mortgage Loans to the Trustee in exchange for the Certificates and the sale of the Publicly Offered Certificates to the Underwriters pursuant to this Agreement as a sale of the interest in the Mortgage Loans evidenced by the Publicly Offered Certificates;

(w)         The consideration received by the Company upon the sale of the Publicly Offered Certificates to the Underwriters will constitute reasonably equivalent value and fair consideration for the Publicly Offered Certificates. The Company will be solvent at all relevant times prior to, and will not be rendered insolvent by, the sale of the Publicly Offered Certificates to the Underwriters. The Company is not selling the Publicly Offered Certificates to the Underwriters with any intent to hinder, delay or defraud any of the creditors of the Company;

(x)          The Company has not relied on the Underwriters for any tax, regulatory, accounting or other advice with respect to compliance with or registration under any statute, rule or regulation of any governmental, regulatory, administrative or other agency or authority. The Company acknowledges and agrees that: (i) the terms of this Agreement and the offering (including the price of the Certificates) were negotiated at arm’s length between sophisticated parties represented by counsel; (ii) no fiduciary, advisory or agency relationship between the Company and any Underwriter has been or will be created as a result of any of the transactions contemplated by this Agreement, irrespective of whether any Underwriter has advised or is advising the Company on other matters; (iii) the Underwriters’ obligations to the Company in respect of the offering, and the purchase and sale, of the Publicly Offered Certificates are set forth in this Agreement in their entirety; (iv) the Company has obtained such legal, tax, accounting and other advice as it deems appropriate with respect to this Agreement and the transactions contemplated hereby and other activities undertaken in connection therewith, and it is not relying on the Underwriters with respect to any such matters; and (v) the Company will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company in connection with the transactions contemplated hereby or the process leading thereto;

(y)          The Company is not, and on the date on which the first bona fide offer of the Publicly Offered Certificates is made (within the meaning of Rule 164(h)(2) under the

Securities Act) will not be, an “ineligible issuer,” as defined in Rule 405 under the Securities Act;

(z)          The Company has executed and delivered a written representation to each Rating Agency that it will take the actions specified in paragraphs (a)(3)(iii)(A) through (E) of Rule 17g-5 under the Exchange Act (“Rule 17g-5”), and the Company has complied, and will hereafter comply, with each such representation;

(aa)        Any information delivered by or on behalf of the Company to any Rating Agency did not, and as of the Time of Delivery will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation and warranty shall not apply to the absence of pricing or price dependent information or to any Mortgage Loan Seller Information, any Master Servicer Information, any Special Servicer Information, any Operating Advisor Information, any Trustee Information, any Certificate Administrator Information, any Asset Representations Reviewer Information, any Berkadia Information, any Midland Information, any Berkeley Point Information or any Underwriter Information;

(bb)        The Company has not obtained (and, through and including the Closing Date, will not obtain) any third party due diligence report contemplated by Rule 15Ga-2 under the Exchange Act (each, a “Due Diligence Report”) in connection with the transactions contemplated by this Agreement and the Prospectus other than the agreed-upon procedures report (the “Accountants’ Third-Party Due Diligence Report”) obtained from Ernst & Young LLP, who was engaged to provide procedures involving a comparison of information in loan files for the Mortgage Loans to information on a data tape relating to the Mortgage Loans (the “Accounting Firm”); and, except for the Accounting Firm with respect to the Accountants’ Third-Party Due Diligence Report, the Company has not employed (and, through and including the Closing Date, will not employ) any third party to engage in any activity that constitutes “due diligence services” within the meaning of Rule 17g-10 under the Exchange Act (“Due Diligence Services”) in connection with the transactions contemplated by this Agreement and the Prospectus. The Accounting Firm has consented to the use of the Accountants’ Third-Party Due Diligence Report in the preparation of a Form 15G (as defined below) furnished on EDGAR as required by Rule 15Ga-2 under the Exchange Act (“Rule 15Ga-2”);

(cc)        The Company (A) prepared a report on Form ABS-15G (a “Form 15G”) containing the findings and any conclusions of the Accountants’ Third-Party Due Diligence Report and meeting all other requirements of that Form 15G and Rule 15Ga-2; (B) provided a copy of the final draft of such Form 15G to the Underwriters (provided that such Underwriter has been identified to the Company by the Accounting Firm as a “Specified User”) at least five (5) business days before the date hereof; and (C) furnished such Form 15G to the Commission on EDGAR at least five (5) business days before the date hereof as required by Rule 15Ga-2; and

(dd)        The certification on Form ABS Due Diligence-15E (a “Form 15E”) received by the Company from the Accounting Firm in connection with the Due Diligence Services provided by the Accounting Firm was posted promptly after receipt on the Company’s

Rule 17g-5 website as required by Rule 17g-5, and the Company has not received any other Form 15E from any party.

(ee)        At the Closing Date, each of the representations and warranties of the Company set forth in the Pooling and Servicing Agreement and the Mortgage Loan Purchase Agreements will be true and correct in all material respects.

2.           Each Underwriter represents and warrants to, and agrees with, the Company, that:

(a)          In relation to each member state of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, it has not made and will not make an offer of the Publicly Offered Certificates to the public in that Relevant Member State other than: (A) to any legal entity which is a “qualified investor” as defined in the Prospectus Directive; (B) to fewer than 150 natural or legal persons (other than “qualified investors” as defined in the Prospectus Directive) subject to obtaining the prior consent of the relevant Underwriter or Underwriters nominated by the Trust for any such offer, or (C) in any other circumstances falling within Article 3(2) of the Prospectus Directive; provided, that no such offer of the Publicly Offered Certificates referred to in clauses (A), (B) and (C) above shall require the Company, the Trust or any Underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive. For the purposes of this Section 2(a), (1) the expression “an offer of the Publicly Offered Certificates to the public” in relation to any Publicly Offered Certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Publicly Offered Certificates to be offered so as to enable an investor to decide to purchase or subscribe to the Publicly Offered Certificates, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, (2) the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including by the 2010 PD Amending Directive to the extent implemented in each Relevant Member State) and includes any relevant implementing measure in each Relevant Member State, and (3) the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

(b)          In the United Kingdom, it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the Publicly Offered Certificates in circumstances in which Section 21(1) of the FSMA does not apply to the Company or the Trust.

(c)          It has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Publicly Offered Certificates in, from or otherwise involving the United Kingdom.

(d)          It has not, directly or indirectly, offered or sold and will not, directly or indirectly, offer or sell any Publicly Offered Certificates in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law of Japan, as amended, and any other relevant laws, regulations and ministerial guidelines of Japan.

(e)          It (y) has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any Publicly Offered Certificates (if they are not a “structured product” as defined in the Securities and Futures Ordinance (Cap. 571 of the laws of Hong Kong) other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the laws of Hong Kong) and any rules or regulations made under that ordinance; or (b) in other circumstances which do not result in the document constituting a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the laws of Hong Kong) or which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 622 of the laws of Hong Kong); and (z) has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Publicly Offered Certificates, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Publicly Offered Certificates which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571 of the laws of Hong Kong) and any rules or regulations made under that ordinance.

(f)          It has not circulated or distributed the Preliminary Prospectus, Prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Publicly Offered Certificates, nor has it offered or sold, or made the subject of an invitation for subscription or purchase, the Publicly Offered Certificates, whether directly or indirectly, to persons in Singapore other than (i) to an Institutional Investor (as defined in Section 4A of the Securities and Futures Act (Cap. 289) of Singapore (the “SFA”) (“Institutional Investor”)) under Section 274 of the SFA, (ii) to a Relevant Person (as defined in Section 275(2) of the SFA (“Relevant Person”)) pursuant to Section 275(2) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; (iii) to any person pursuant to Section 275(1a) of the SFA, in accordance with the conditions specified in Section 275 of the SFA; or (iv) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

(g)          It has not offered or sold any Publicly Offered Certificates in the People’s Republic of China (excluding Hong Kong, Macau and Taiwan, the “PRC”) by means of the Preliminary Prospectus, Prospectus or any other document, and has not distributed or published the Preliminary Prospectus, Prospectus or any advertisement or other offering material in the PRC except under circumstances that will result in compliance with any applicable laws and regulations.

(h)          It has not offered, sold or delivered any Publicly Offered Certificates, directly or indirectly, or offered or sold any Publicly Offered Certificates to any person for re-offering or resale, directly or indirectly in Korea or to any resident of Korea except pursuant to the Financial Investment Services and Capital Markets Act and the decrees and regulations thereunder, the Foreign Exchange Transaction Law and regulations thereunder and any other applicable laws, regulations and ministerial guidelines in Korea.

(i)           It has not provided, as of the date of this Agreement, and covenants with the Company that it will not provide, on or prior to the Closing Date, to any Rating Agency or other “nationally recognized statistical rating organization” (within the meaning of the Exchange Act), any information, written or oral, relating to the Trust Fund, the Certificates, the transactions contemplated by this Agreement or the Pooling and Servicing Agreement or any other information, that could be reasonably determined to be relevant to determining an initial credit rating for the Certificates (as contemplated by Rule 17g-5(a)(3)(iii)(C)), without the prior consent of the Company.

(j)           It will not provide to any Rating Agency or other “nationally recognized statistical rating organization” (within the meaning of the Exchange Act), any information, written or oral, relating to the Trust Fund, the Certificates, the transactions contemplated by this Agreement or the Pooling and Servicing Agreement or any other information, that could be reasonably determined to be relevant to undertaking credit rating surveillance for the Certificates (as contemplated by Rule 17g-5(a)(iii)(3)(D)), without the prior consent of the Company.

(k)          Except for the Accountants’ Third-Party Due Diligence Report, such Underwriter has not obtained (and, through and including the Closing Date, will not obtain) any Due Diligence Report in connection with the offering contemplated hereby and the Prospectus. Except for the Accounting Firm with respect to the Accountants’ Third-Party Due Diligence Report, such Underwriter has not employed (and, through and including the Closing Date, will not employ) any third party to engage in any activity that constitutes Due Diligence Services, and has not received a Form 15E from any party, in connection with the transactions contemplated by this Agreement and the Prospectus.

(l)           Each Underwriter (severally, but not jointly) represents and covenants that it has not, and will not, enter into any contract for the sale of any Publicly Offered Certificates (i) less than three business days after the filing of the Preliminary Prospectus, (ii) less than 48 hours after the date of the filing of any supplement to the Preliminary Prospectus with the Commission in accordance with Rule 424(h)(2) under the Securities Act, and (iii) less than five business days after the furnishing by the Company to the Commission, pursuant to Section 1(cc) of this Agreement, of the Form ABS-15G for the Accountants’ Third-Party Due Diligence Report (as defined herein).

3.            Subject to the terms and conditions herein set forth, the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price determined in accordance with Schedule II hereto, the principal balance or notional amount, as applicable, of the Publicly Offered Certificates in accordance with Schedule II hereto. Upon the authorization by you of the release of the Publicly Offered Certificates, the several Underwriters propose to offer the Publicly Offered Certificates for sale to the public (which may include selected dealers) upon the terms and conditions set forth in the Prospectus.

4.            (a) The Publicly Offered Certificates to be purchased by the Underwriters will be represented by one or more definitive global Certificates in book-entry form, which will be deposited by or on behalf of the Company with The Depository Trust Company (“DTC”) or its designated custodian. The Company will deliver such Certificates to each Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer to the Company of federal (same day) funds, by causing DTC to credit such Certificates to the respective accounts of the Underwriters at DTC. The Company will cause the certificates representing such Certificates to be made available to the Underwriters for checking at least twenty-four hours prior to the Time of Delivery at an office designated by the Underwriters (the “Designated Office”). The time and date of such delivery and payment shall be 10:00 a.m., New York City time, on February 17, 2016, or such other time and date as the Underwriters and the Company may agree upon in writing. Such time and date are herein called the “Time of Delivery” and such date is herein called the “Closing Date.”

(b)          The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 of this Agreement, including the cross-receipt for the Publicly Offered Certificates and any additional documents requested by the Underwriters pursuant to Section 7(cc) of this Agreement, will be delivered at the offices of Orrick, Herrington & Sutcliffe LLP (“Orrick”) at 51 West 52nd Street, New York, NY 10019 (the “Closing Location”), and the Publicly Offered Certificates will be delivered at the Designated Office, all at the Time of Delivery. A meeting will be held at the Closing Location at 3:00 p.m., New York City time, on the Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. “Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5.            The Company agrees with each of the Underwriters:

(a)          If required, to file the Prospectus with the Commission pursuant to and in accordance with Rule 424(b) under the Securities Act not later than the applicable time specified therein by means reasonably calculated to result in filing with the Commission pursuant to such rule. The Company will advise the Underwriters promptly of any such filing pursuant to and within the time frames set forth in Rule 424(b). Subject to Section 11 of this Agreement, the Company will cause each Issuer Free Writing Prospectus to be transmitted for filing pursuant to Rule 433 under the Securities Act by means reasonably calculated to result in filing with the Commission pursuant to said rule;

(b)          Not to make any amendment or supplement to the Registration Statement, the Preliminary Prospectus or the Prospectus as amended or supplemented prior to the Closing Date, or to prepare, use, authorize, approve, refer to or file any Issuer Free Writing Prospectus, without furnishing the Underwriters with a copy of the proposed form thereof and providing the Underwriters with a reasonable opportunity to review the same; and to advise the Underwriters, promptly after it receives notice thereof, of the issuance of any stop order by the Commission, of the suspension of the qualification of any of the Publicly Offered Certificates for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration

Statement, the Preliminary Prospectus or the Prospectus as amended or supplemented or for additional information; and, in the event of the issuance of any such stop order or of any order preventing or suspending the use of any prospectus relating to the Publicly Offered Certificates or suspending any such qualification, to use promptly its best efforts to obtain withdrawal of such order;

(c)          Promptly from time to time to take such action as the Underwriters may reasonably request in order to qualify the Publicly Offered Certificates for offering and sale under the securities laws of such states as the Underwriters may request and to continue such qualifications in effect so long as necessary under such laws for the distribution of such Certificates; provided, that in connection therewith neither the Trust Fund nor the Company shall be required to qualify to do business, or to file a general consent to service of process in any jurisdiction; and provided, further, that the expense of maintaining any such qualification more than one year from the Closing Date with respect to the Publicly Offered Certificates shall be at the Underwriters’ expense;

(d)          To furnish without charge, to the extent the Company is reimbursed pursuant to the Mortgage Loan Purchase Agreements, the Underwriters with copies of the Registration Statement (including exhibits), copies of the Prospectus (as amended or supplemented), the Preliminary Prospectus (as amended or supplemented) and each Free Writing Prospectus (as amended or supplemented), and the Pooling and Servicing Agreement, in such quantities as the Underwriters may from time to time reasonably request; and if, before a period of one year shall have elapsed after the Closing Date, either (i) any event shall have occurred as a result of which the Prospectus would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (ii) for any other reason it shall be necessary during such same period to amend or supplement the Prospectus, as amended or supplemented, to notify each Underwriter and upon their request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as each Underwriter may from time to time reasonably request an amendment or a supplement to the Prospectus which will correct such statement or omission; and at any time one year or more after the Closing Date, upon such Underwriter’s request, but at such Underwriter’s own expense, and if such Underwriter is required by law to deliver a prospectus in connection with sales of any such Certificates, to prepare and deliver to the Underwriter as many copies as such Underwriter may request of an amended or supplemented prospectus complying with the Securities Act;

(e)          To make generally available to holders of the Publicly Offered Certificates as soon as practicable, but in any event no later than eighteen months after the Closing Date, an earnings statement of the Company complying with Rule 158 under the Securities Act and covering a period of at least twelve consecutive months beginning after the Closing Date;

(f)          So long as any of the Publicly Offered Certificates are outstanding, to cause to be furnished to the Underwriters copies of all reports or other communications (financial or other) furnished to holders of Certificates, and to deliver to each Underwriter during such same period, (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission; (ii) copies of each amendment to any of the Pooling and Servicing Agreement and the Mortgage Loan Purchase Agreements; and (iii) such additional information concerning the business and financial condition of the Company or the Trust Fund as each Underwriter may from time to time reasonably request; and

(g)          Not to be or become, or allow the Trust Fund to be or become, an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

6.            The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the Commission’s filing fees with respect to the Publicly Offered Certificates; (ii) the fees, disbursements and expenses of counsel and accountants for the Company in connection with the issuance of the Certificates and the related offering documents and all other expenses in connection with the preparation and printing of all amendments and supplements thereto and the mailing and delivery of copies thereof to the Underwriters and dealers; (iii) the cost of printing or producing this Agreement, the Pooling and Servicing Agreement, any Mortgage Loan Purchase Agreement, any “blue sky” supplement and any term sheets, computational materials, any Issuer Free Writing Prospectus, the Preliminary Prospectus, the Prospectus and any other document produced in connection with the offering, purchase, sale and delivery of the Publicly Offered Certificates and all amendments and supplements thereto and the mailing and delivery of copies thereof to the Underwriters and dealers; (iv) all expenses in connection with the qualification of the Publicly Offered Certificates for offering and sale under state securities laws as provided in Section 5(c) of this Agreement, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the “blue sky” supplement; (v) any fees charged by securities rating services for rating the Certificates; (vi) the upfront fees and expenses of the Trustee and the Certificate Administrator and of any agent of the Trustee and the Certificate Administrator, as applicable, and the reasonable fees and disbursements of counsel for the Trustee and the Certificate Administrator, as applicable, in connection with the execution and delivery of the Pooling and Servicing Agreement and the issuance of the Publicly Offered Certificates; (vii) the upfront fees and expenses of each of the Operating Advisor, the Asset Representations Reviewer, the Master Servicer and Special Servicer and of any agent of the Operating Advisor, the Asset Representations Reviewer, the Master Servicer or Special Servicer, as applicable, and the reasonable fees and disbursements of counsel for the Operating Advisor, the Asset Representations Reviewer, the Master Servicer or Special Servicer, as applicable, in connection with the execution and delivery of the Pooling and Servicing Agreement and the issuance of the Publicly Offered Certificates; (viii) the cost of preparing the Certificates; and (ix) all other costs and expenses incident to the performance of the Company’s obligations hereunder that are not otherwise specifically provided for in this Section 6. It is understood, however, that, except as provided in this Section 6 and Section 8, Section 10 and Section 11 of this Agreement, each Underwriter will pay all of its own costs and expenses, including the fees of its counsel, transfer taxes on resale of any of the Publicly Offered Certificates by it and any advertising expenses connected with any offers it may make.

7.            The obligations of the Underwriters hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)          The Pooling and Servicing Agreement, the Mortgage Loan Purchase Agreements, the Indemnification Agreements and all of the other agreements identified in such agreements shall have been duly entered into by all of the respective parties;

(b)          Orrick, special counsel to the Company, shall have furnished to the Underwriters its written opinion, dated the Closing Date, in form and substance satisfactory to the Underwriters and counsel for the Underwriters;

(c)          Orrick, special counsel to the Company, shall have furnished to the Underwriters its letter relating to the Preliminary Prospectus as of the Time of Sale and to the Prospectus as of the date of the Prospectus and as of the Closing Date, dated the Closing Date, in form and substance satisfactory to the Underwriters and counsel for the Underwriters;

(d)          Counsel to the Underwriters shall have furnished to the Underwriters its letter relating to the Preliminary Prospectus as of the Time of Sale and to the Prospectus as of the date of the Prospectus and as of the Closing Date, dated the Closing Date, in form and substance satisfactory to the Underwriters and counsel for the Underwriters;

(e)          [Reserved];

(f)           Counsel for each Mortgage Loan Seller satisfactory to the Underwriters shall have furnished to the Underwriters its written opinion, dated the Closing Date, in form and substance satisfactory to the Underwriters and counsel for the Underwriters;

(g)          Counsel for each Mortgage Loan Seller satisfactory to the Underwriters shall have furnished to the Underwriters its letter relating to the Preliminary Prospectus as of the Time of Sale and to the Prospectus as of the date of the Prospectus and as of the Closing Date, dated the Closing Date, in form and substance satisfactory to the Underwriters and counsel for the Underwriters;

(h)          Counsel for the Master Servicer satisfactory to the Underwriters shall have furnished to the Underwriters its written opinion, dated the Closing Date, in form and substance satisfactory to the Underwriters and counsel for the Underwriters;

(i)           Counsel for the Master Servicer satisfactory to the Underwriters shall have furnished to the Underwriters its letter relating to the Preliminary Prospectus as of the Time of Sale and to the Prospectus as of the date of the Prospectus and as of the Closing Date, dated the Closing Date, in form and substance satisfactory to the Underwriters and counsel for the Underwriters;

(j)           Counsel for the Special Servicer satisfactory to the Underwriters shall have furnished to the Underwriters its written opinion, dated the Closing Date, in form and substance satisfactory to the Underwriters and counsel for the Underwriters;

(k)          Counsel for the Special Servicer satisfactory to the Underwriters shall have furnished to the Underwriters its letter relating to the Preliminary Prospectus as of the Time of Sale and to the Prospectus as of the date of the Prospectus and as of the Closing Date, dated the Closing Date, in form and substance satisfactory to the Underwriters and counsel for the Underwriters;

(l)           Counsel for the Operating Advisor satisfactory to the Underwriters shall have furnished to the Underwriters its written opinion, dated as of the Closing Date, in form and substance satisfactory to the Underwriters and counsel for the Underwriters;

(m)         Counsel for the Operating Advisor satisfactory to the Underwriters shall have furnished to the Underwriters its letter relating to the Preliminary Prospectus as of the Time of Sale and to the Prospectus as of the date of the Prospectus and as of the Closing Date, dated the Closing Date, in form and substance satisfactory to the Underwriters and counsel for the Underwriters;

(n)          Counsel for the Certificate Administrator satisfactory to the Underwriters shall have furnished to the Underwriters its written opinion, dated as of the Closing Date, in form and substance satisfactory to the Underwriters and counsel for the Underwriters;

(o)          Counsel for the Certificate Administrator satisfactory to the Underwriters shall have furnished to the Underwriters its letter relating to the Preliminary Prospectus as of the Time of Sale and to the Prospectus as of the date of the Prospectus and as of the Closing Date, dated the Closing Date, in form and substance satisfactory to the Underwriters and counsel for the Underwriters;

(p)          Counsel for the Trustee satisfactory to the Underwriters shall have furnished to the Underwriters its written opinion, dated as of the Closing Date, in form and substance satisfactory to the Underwriters and counsel for the Underwriters;

(q)          Counsel for the Trustee satisfactory to the Underwriters shall have furnished to the Underwriters its letter relating to the Preliminary Prospectus as of the Time of Sale and to the Prospectus as of the date of the Prospectus and as of the Closing Date, dated the Closing Date, in form and substance satisfactory to the Underwriters and counsel for the Underwriters;

(r)           Counsel for the Asset Representations Reviewer satisfactory to the Underwriters shall have furnished to the Underwriters its written opinion, dated as of the Closing Date, in form and substance satisfactory to the Underwriters and counsel for the Underwriters;

(s)          Counsel for the Asset Representations Reviewer satisfactory to the Underwriters shall have furnished to the Underwriters its letter relating to the Preliminary Prospectus as of the Time of Sale and to the Prospectus as of the date of the Prospectus and as of the Closing Date, dated the Closing Date, in form and substance satisfactory to the Underwriters and counsel for the Underwriters;

(t)           Counsel for Berkadia satisfactory to the Underwriters shall have furnished to the Underwriters its letter relating to the Preliminary Prospectus as of the Time of Sale and to

the Prospectus as of the date of the Prospectus and as of the Closing Date, dated the Closing Date, in form and substance satisfactory to the Underwriters and counsel for the Underwriters;

(u)          Counsel for Midland satisfactory to the Underwriters shall have furnished to the Underwriters its letter relating to the Preliminary Prospectus as of the Time of Sale and to the Prospectus as of the date of the Prospectus and as of the Closing Date, dated the Closing Date, in form and substance satisfactory to the Underwriters and counsel for the Underwriters;

(v)          Counsel for Berkeley Point satisfactory to the Underwriters shall have furnished to the Underwriters its letter relating to the Preliminary Prospectus as of the Time of Sale and to the Prospectus as of the date of the Prospectus and as of the Closing Date, dated the Closing Date, in form and substance satisfactory to the Underwriters and counsel for the Underwriters;

(w)         The independent accountants of the Company or other accountants acceptable to the Underwriters shall have furnished to the Underwriters a letter or letters, dated the date of this Agreement, and a letter or letters, dated the Closing Date, respectively, containing statements and information of the type customarily included in accountants’ “comfort letters” and “agreed upon procedures letters” with respect to certain financial and statistical information contained in the Preliminary Prospectus, the Term Sheet and the Prospectus, in each case as to such matters as the Underwriters may reasonably request and in form and substance satisfactory to the Underwriters;

(x)          (i) Neither the Company nor any of its subsidiaries shall have sustained since December 31, 2015, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Time of Sale Information as of the Time of Sale or in the Prospectus as amended prior to the Time of Delivery, and (ii) since the respective dates as of which information is given in the Time of Sale Information as of the Time of Sale or in the Prospectus as amended prior to the Time of Delivery, there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus as amended prior to the Time of Delivery, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Underwriters so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Publicly Offered Certificates on the terms and in the manner contemplated in the Time of Sale Information and the Prospectus as first amended or supplemented;

(y)          On or after the date of this Agreement (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities or preferred stock by any “nationally recognized statistical rating organization,” as that term is defined in Section 3(a)(62) of the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities or preferred stock;

(z)           On or after the date of this Agreement, there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a general moratorium on commercial banking activities in New York declared by either Federal or New York State authorities or any material disruption in commercial banking or securities settlement or clearance services in the United States; or (iii) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or the occurrence of any other calamity or crisis or any change in the financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in this clause (iii) in the judgment of the Underwriters makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Publicly Offered Certificates on the terms and in the manner contemplated in the Time of Sale Information and the Prospectus;

(aa)         The Company shall have furnished or caused to be furnished to the Underwriters at the Time of Delivery certificates of its officers satisfactory to the Underwriters as to the accuracy in all material respects of its representations and warranties herein at and as of such Time of Delivery, as to the performance of all of its obligations hereunder to be performed at or prior to such Time of Delivery and as to such other matters as the Underwriters may reasonably request;

(bb)        The Underwriters shall have received evidence satisfactory to them that the Publicly Offered Certificates specified on Schedule I hereto are rated in the rating category or categories as indicted in the Time of Sale Information by the rating agency or agencies specified therein;

(cc)        The Underwriters shall have received such further opinions, information, certificates and documents as the Underwriters may reasonably have requested, and all proceedings in connection with the transactions contemplated by this Agreement and all documents incident hereto and thereto shall be in all material respects reasonably satisfactory in form and substance to the Underwriters and their counsel; and

(dd)        The Registration Statement shall be effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or threatened by the Commission and the Prospectus and each Free Writing Prospectus required to be filed by the Company pursuant to Section 11 shall have been filed or transmitted for filing by means reasonably calculated to result in a filing with the Commission pursuant to Rule 424(b) or Rule 433 under the Securities Act, as applicable.

8.            (a) The Company shall indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, expenses, claims, damages or liabilities, joint or several (and will reimburse each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, for any legal fees and other expenses incurred in connection with any suit, action, investigation or proceeding, liability or any claim asserted, as such fees and expenses are incurred), to which such Underwriter, its affiliates, directors and officers and each person, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such losses, expenses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement when such part became effective, or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of any material fact contained in the Prospectus or any amendment or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) any untrue statement or alleged untrue statement of any material fact contained in (1) the Preliminary Prospectus or any amendment or supplement thereto, (2) any other Time of Sale Information, (3) any Issuer Free Writing Prospectus or (4) any Issuer Information contained in any Underwriter Free Writing Prospectus, or the omission or alleged omission to state a material fact necessary to make the statements therein (in the case of clause (2) through (4) above, when read in conjunction with the other Time of Sale Information), in the light of the circumstances under which they were made, not misleading, which untrue statement or omission was not corrected by Corrective Information subsequently supplied by the Company or any Mortgage Loan Seller to such Underwriter at least one (1) Business Day prior to the Time of Sale (or in the case of any Corrective Information correcting information in the Preliminary Prospectus, at least 48 hours (but, in any event, no less than one (1) Business Day) prior to the date of the Time of Sale) and, if such Corrective Information was so delivered, the subject loss, expenses, claim, damage or liability would not have resulted but for the fact that such Underwriter sold Publicly Offered Certificates to the person asserting such loss, expenses, claim, damage or liability without delivering to such person such Corrective Information prior to the Time of Sale; or (iv) any breach of the representation and warranty in Section 1(x) or Section 1(y); provided, however, that, in the case of clauses (i), (ii) and (iii) above, the Company shall not be liable in any such case to the extent that any such loss, expense, claim, damage or liability is caused by any such untrue statement or omission or alleged untrue statement or omission with respect to any Mortgage Loan Seller Information, any Master Servicer Information, any Special Servicer Information, any Operating Advisor Information, any Trustee Information, any Certificate Administrator Information, any Asset Representations Reviewer Information, any Berkadia Information, any Midland Information, any Berkeley Point Information or any Underwriter Information.

(b)          Each Underwriter shall, severally and not jointly, indemnify and hold harmless the Company and its affiliates, directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, expenses, claims, damages or liabilities to which the Company or its affiliates, directors or officers or any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, may become subject, under the Securities Act, the Exchange Act or otherwise, but only insofar as such losses, expenses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) untrue statements or alleged untrue statements of a material fact, or omissions or alleged omissions to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in the Underwriter Information with respect to such Underwriter and (ii) untrue statements or alleged untrue statements of a material fact in any Underwriter Free Writing Prospectus prepared by or on behalf of such Underwriter or omission or alleged omission to state in such Underwriter Free Writing Prospectus a material fact required to be stated therein or necessary in order to make the statements therein (when read in conjunction with the Time of Sale Information), in the light of the circumstances under which they were made, not misleading; provided that no Underwriter shall be obligated to so indemnify and hold harmless the Company to the extent such losses, expenses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (A) an untrue statement or alleged untrue statement or omission or alleged omission with respect to any Issuer Information, any Mortgage Loan Seller Information, any Master Servicer Information, any Special Servicer Information, any Operating Advisor Information, any Trustee Information, any Certificate Administrator Information, any Asset Representations Reviewer Information, any Berkadia Information, any Midland Information or any Berkeley Point Information or (B) information that is also contained in the Time of Sale Information.

(c)          Promptly after receipt by an indemnified party under subsection (a) or (b) of this Section 8 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such Section, notify the indemnifying party in writing of the commencement thereof; but the omission to so notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party under such subsection (a) or (b), as the case may be, except to the extent that such omission to notify materially prejudices the indemnifying party (in which case the indemnifying party will be relieved of its indemnification obligation only to the extent of any loss caused by the indemnified party’s failure to provide notice) and in no event relieves it of liability it may otherwise have to any indemnified party. Upon request of the indemnified party, the indemnifying party shall retain counsel reasonably satisfactory to the indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party) to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding as incurred. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof the indemnifying party shall not be liable to such indemnified party under subsection (a) or (b) of this Section 8 for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation and other than under the circumstances described in clauses (i) through (iii) of the next sentence. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to designate within a reasonable period of time counsel reasonably satisfactory to the indemnified party (in which case the fees and expenses shall be paid as incurred by the indemnifying party). In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. An indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent (which consent shall not be unreasonably withheld, conditioned or delayed). However, if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party shall indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing two sentences, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel for which the indemnifying party is obligated under this Section 8(c), the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. If an indemnifying party assumes the defense of any proceeding, it shall be entitled to settle such proceeding with the consent of the indemnified party or, if such settlement (i) provides for an unconditional release of the indemnified party in connection with all matters relating to the proceeding that have been asserted against the indemnified party in such proceeding by the other parties to such settlement and (ii) does not require or contain a statement as to, or an admission of, fault, culpability or failure to act by or on behalf of the indemnified party, without the consent of the indemnified party.

(d)          If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or Section 8(b) above in respect of any losses, expenses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, expenses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Publicly Offered Certificates subject to this Agreement. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or the indemnified party failed to give the notice required under Section 8(c) of this Agreement, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, expenses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the sale of the Publicly Offered Certificates to the Underwriters (before deducting expenses) received by the Company bear to the total underwriting fees, discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information concerning the matter with respect to which the claim was asserted, and opportunity to correct or prevent such statement or omission and any other equitable considerations appropriate under the circumstances. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata or per capita allocation (even if the Underwriters were treated as one entity for such purposes) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(d). Notwithstanding the provisions of this Section 8(d), no Underwriter shall be required to contribute or deemed to contribute any amount in excess of the amount by which the total fees, purchase discounts and commissions received by such Underwriter in connection with the offering of the Publicly Offered Certificates exceeds the amount of damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. For purposes of this calculation, the fees payable to CF&Co. and Drexel shall be deemed to be $50,000 and $50,000, respectively. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligation under this Section 8(d) to contribute are several in proportion to their respective underwriting obligations and not joint. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any indemnified party at law or in equity.

(e)           The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each affiliate, officer and director of any Underwriter and each person, if any, who controls such Underwriter within the meaning of the Securities Act; and the obligations of each Underwriter under this Section 8 shall be in addition to any liability which such Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each affiliate, officer and director of the Company and to each Person, if any, who controls the Company within the meaning of the Securities Act.

(f)            The amount paid or payable by an indemnified party as a result of the losses, expenses, claims, damages or other liabilities (or actions in respect thereof) referred to in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim, which expenses the indemnifying party shall pay as and when incurred at the request of the indemnified party. In the event that any expenses so paid by the indemnifying party are subsequently determined to not be required to be borne by the indemnifying party hereunder, the party which received such payment shall promptly refund the amount so paid to the party which made such payment.

(g)           The respective indemnities, agreements, representations, warranties and other statements of the Company and the Underwriters as set forth in this Agreement shall remain in full force and effect, regardless of any investigations (or any statements as to the results thereof) made in connection with the issuance of Certificates by or on behalf of the Underwriters or any officer or director or controlling person of an Underwriter, or the Company, or any officer, director or controlling person of the Company and shall survive delivery of and payment for the Certificates. The provisions of Section 6 of this Agreement and the indemnity and contribution agreements in this Section 8 shall survive the termination and cancellation of this Agreement.

(h)          Each Underwriter (the “Indemnifying Underwriter”) will indemnify and hold harmless the other Underwriters, each affiliate, officer and director of any such other Underwriter and each person, if any, who controls any such other Underwriter within the meaning of either the Securities Act or the Exchange Act (such indemnified parties, individually and collectively, the “Non-Indemnifying Underwriter”) from and against any and all losses, expenses, claims, damages or liabilities, joint or several, to which the Non-Indemnifying Underwriter becomes subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, common law or otherwise insofar as such losses, expenses, claims, damages or liabilities, (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact or the omission or alleged omission (when read in conjunction with the Time of Sale Information) to state a material fact required to be stated therein or necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading at the Time of Sale, contained in any Underwriter Free Writing Prospectus prepared by such Indemnifying Underwriter, (ii) any untrue statement or alleged untrue statement of a material fact regarding the Indemnifying Underwriter contained in the Underwriter Information or the omission or alleged omission to state therein a material fact required to be stated therein regarding the Indemnifying Underwriter or necessary to make the statements therein regarding the Indemnifying Underwriter, in the light of the circumstances under which they were made, not misleading, or (iii) the failure of such Indemnifying Underwriter, or any member of its selling group, to comply with any provision of Section 11 of this Agreement, and agrees to reimburse such Non-Indemnifying Underwriter, as incurred for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, except to the extent such losses, claims, damages or liabilities are caused by a misstatement or omission resulting from an error or omission in the Issuer Information which was not corrected by Corrective Information subsequently supplied by the Company or any Mortgage Loan Seller to such Underwriter at least one (1) Business Day prior to the Time of Sale (or in the case of any Corrected Supplement, at least 48 hours (but, in any event, no less than one (1) Business Day) prior to the date of the Time of Sale), or in any Mortgage Loan Seller Information, Master Servicer Information, Special Servicer Information, Operating Advisor Information, Trustee Information, Certificate Administrator Information, Asset Representations Reviewer Information, Berkadia Information, Midland Information or Berkeley Point Information. This agreement will be in addition to any liability that any Underwriter may otherwise have.

9.           (a) If any Underwriter shall default in its obligation to purchase Publicly Offered Certificates which it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion arrange for any of them or another party or other parties to purchase such Certificates on the terms contained herein. If within thirty-six hours after such default by any Underwriter the non-defaulting Underwriters do not arrange for the purchase of such Certificates, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the non-defaulting Underwriters to purchase such Certificates on such terms. In the event that, within the respective prescribed periods, the non-defaulting Underwriters notify the Company that they have so arranged for the purchase of such Certificates, or the Company notifies the non-defaulting Underwriters that it has so arranged for the purchase of such Certificates, the non-defaulting Underwriters or the Company shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in the opinion of the non-defaulting Underwriters may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Certificates.

(b)          If, after giving effect to any arrangements for the purchase of the Publicly Offered Certificates of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in Section 9(a) of this Agreement, the aggregate principal balance of such Publicly Offered Certificates which remains unpurchased does not exceed one-eleventh of the aggregate principal balance of all the Publicly Offered Certificates, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal balance of Publicly Offered Certificates which such non-defaulting Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal balance of Publicly Offered Certificates which such non-defaulting Underwriter agreed to purchase hereunder) of the Publicly Offered Certificates of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)          If, after giving effect to any arrangements for the purchase of the Publicly Offered Certificates of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in subsection (a) of this Section 9, the aggregate principal balance of such Publicly Offered Certificates which remains unpurchased exceeds one-eleventh of the aggregate principal balance of all the Publicly Offered Certificates, or if the Company shall not exercise the right described in subsection (b) of this Section 9 to require non-defaulting Underwriters to purchase Publicly Offered Certificates of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 6 of this Agreement and the indemnity and contribution agreements in Section 8 of this Agreement; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

10.          If this Agreement shall be terminated pursuant to Section 9 of this Agreement, the Company shall not be under any liability to any Underwriter except as provided in Sections 6 and Section 8 of this Agreement; but if for any reason the Certificates are not delivered by or on behalf of the Trustee as provided herein, other than by several Underwriters’ failure to comply with its obligations hereunder, the Company will reimburse the Underwriters for all reasonable out-of-pocket expenses, including reasonable fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Publicly Offered Certificates, but the Company shall be under no further liability to any

Underwriter with respect to such Certificates except as provided in Section 6 and Section 8 of this Agreement.

11.         (a)    The Underwriters may prepare and provide to prospective investors Free Writing Prospectuses (as defined below), or portions thereof, which the Company is required to file with the Commission in electronic format and will use reasonable efforts to provide to the Company such Free Writing Prospectuses, or portions thereof, in either Microsoft Word® or Microsoft Excel® format and not in a PDF, except to the extent that the Company, in its sole discretion, waives such requirements, subject to the following conditions (to which such conditions each Underwriter agrees (provided that no Underwriter shall be responsible for any breach of the following conditions by any other Underwriter)):

(i)                  Unless preceded or accompanied by the Prospectus, the Underwriters shall not convey or deliver any written communication to any person in connection with the initial offering of the Publicly Offered Certificates, unless such written communication (1) is made in reliance on Rule 134 under the Securities Act, (2) is made in reliance on Rule 172 under the Securities Act, (3) is the Time of Sale Information or the Prospectus or (4) constitutes a Free Writing Prospectus that does not constitute Time of Sale Information. The Underwriters shall not convey or deliver in connection with the initial offering of the Publicly Offered Certificates any materials in reliance on any “ABS informational and computational material,” as defined in Item 1101(a) of Regulation AB under the Securities Act (“ABS Informational and Computational Material”), in reliance upon Rules 167 and 426 under the Securities Act.

(ii)                 Each Underwriter shall deliver to the Company, no later than two business days prior to the date of first use thereof or such later date as may be agreed to by the Company that allows the Company to satisfy the requirements of Rule 433 under the Securities Act, (a) any Free Writing Prospectus that was prepared by or on behalf of such Underwriter (an “Underwriter Free Writing Prospectus”) and that contains any “issuer information,” as defined in Rule 433(h) under the Securities Act and footnote 271 of the Commission’s Securities Offering Reform Release No. 33-8591 (“Issuer Information”) (which the parties hereto agree includes, without limitation, Mortgage Loan Seller Information), and (b) any Free Writing Prospectus or portion thereof prepared by or on behalf of such Underwriter that contains only a description of the final terms of the Publicly Offered Certificates. Notwithstanding the foregoing, any Free Writing Prospectus that contains only ABS Informational and Computational Materials may be delivered by an Underwriter to the Company not later than the later of (A) two business days prior to the due date for filing of the Prospectus pursuant to Rule 424(b) under the Securities Act or such later date as may be agreed to by the Company or (B) the date of first use of such Free Writing Prospectus.

(iii)                Each Underwriter represents and warrants to the Company that the Free Writing Prospectuses to be furnished to the Company by such Underwriter pursuant to Section 11(a)(ii) of this Agreement will constitute all Free Writing Prospectuses of the type described therein that were furnished to prospective investors by such Underwriter in connection with its offer and sale of the Publicly Offered Certificates.

(iv)                Each Underwriter represents and warrants to the Company that each Free Writing Prospectus required to be provided by it to the Company pursuant to Section 11(a)(ii) of this Agreement did not, as of the Time of Sale, and will not as of the Closing Date, include any untrue statement of a material fact or omit any material fact necessary to make the statements contained therein (when read in conjunction with the Time of Sale Information), in the light of the circumstances under which they were made, not misleading; provided however, that such Underwriter makes no representation to the extent such misstatements or omissions were the result of any inaccurate Issuer Information, Mortgage Loan Seller Information, Master Servicer Information, Special Servicer Information, Operating Advisor Information, Trustee Information, Certificate Administrator Information, Asset Representations Reviewer Information, Berkadia Information, Midland Information, or Berkeley Point Information, which information was not corrected by Corrective Information subsequently supplied by the Company or any other party to the Pooling and Servicing Agreement or any Mortgage Loan Seller to such Underwriter within a reasonable period of time prior to the Time of Sale.

(v)                 The Company agrees to file with the Commission the following:

(A)          Any Issuer Free Writing Prospectus;

(B)          Any Free Writing Prospectus or portion thereof delivered by any Underwriter to the Company pursuant to Section 11(a)(ii) of this Agreement; and

(C)          Any Free Writing Prospectus for which the Company or any person acting on its behalf provided, authorized or approved information that is prepared and published or disseminated by a person unaffiliated with the Company or any other offering participant that is in the business of publishing, radio or television broadcasting or otherwise disseminating communications; and

(D)          Any ABS Informational and Computational Material that is not being treated as a Free Writing Prospectus.

(vi)                Any Free Writing Prospectus required to be filed pursuant to Section 11(a)(v)(C) of this Agreement by the Company shall be filed with the Commission not later than the date of first use of the Free Writing Prospectus, except that:

(A)          Any Free Writing Prospectus or portion thereof required to be filed that contains only the description of the final terms of the Publicly Offered Certificates shall be filed by the Company with the Commission within two days of the later of the date such final terms have been established for all classes of Publicly Offered Certificates and the date of first use;

(B)          Any Free Writing Prospectus or portion thereof required to be filed that contains only ABS Informational and Computational Material shall be filed by the Company with the Commission not later than the later of the due date for filing the final Prospectus relating to the Publicly Offered Certificates pursuant to

Rule 424(b) under the Securities Act and two business days after the date of first use of such Free Writing Prospectus; and

(C)           Any Free Writing Prospectus required to be filed pursuant to Section 11(a)(v)(C) of this Agreement shall, if no payment has been made or consideration has been given by or on behalf of the Company for such Free Writing Prospectus or its dissemination, be filed by the Company with the Commission not later than four business days after the Company becomes aware of the publication, radio or television broadcast or other dissemination of such Free Writing Prospectus.

(vii)               Each Underwriter (with the reasonable cooperation of the Company) shall file with the Commission, or provide to the Company at least 2 Business Days prior to the time such filing is required (and the Company shall file with the Commission), any Free Writing Prospectus (other than a Free Writing Prospectus required to be delivered to the Company pursuant to Section 11(a)(ii) of this Agreement) that is neither an Issuer Free Writing Prospectus nor contains Issuer Information and that is used or referred to by it and distributed by or on behalf of such Underwriter in a manner reasonably designed to lead to its broad, unrestricted dissemination not later than the date of the first use of such Free Writing Prospectus.

(viii)              Notwithstanding the provisions of Section 11(a)(vii) of this Agreement, each Underwriter shall file, or cause to be filed, with the Commission any Free Writing Prospectus for which such Underwriter or any person acting on its behalf provided, authorized or approved information that is prepared and published or disseminated by a person unaffiliated with the Company or any other offering participant that is in the business of publishing, radio or television broadcasting or otherwise disseminating written communications and for which no payment was made or consideration given by or on behalf of the Company or any other offering participant, not later than four business days after such Underwriter becomes aware of the publication, radio or television broadcast or other dissemination of such Free Writing Prospectus.

(ix)                 Notwithstanding the provisions of Sections 11(a)(v) (other than Section 11(a)(v)(C)), 11(a)(vii) and 11(a)(viii) of this Agreement: (A) neither the Company nor any Underwriter shall be required to file (1) any Free Writing Prospectus that does not contain substantive changes from or additions to a Free Writing Prospectus previously filed with the Commission, (2) any Free Writing Prospectus or portion thereof that contains a description of the Publicly Offered Certificates or the offering of the Publicly Offered Certificates which does not reflect the final terms thereof or (3) any Issuer Information contained in any Underwriter Free Writing Prospectus or Free Writing Prospectus of any other offering participant other than the Company, if such information is included or incorporated by reference in a prospectus or Free Writing Prospectus previously filed with the Commission that relates to the offering of the Publicly Offered Certificates; and (B) no Underwriter shall be required to file any Free Writing Prospectus to the extent that the information contained therein is included in a prospectus or Free Writing Prospectus previously filed that relates to the offering of the Publicly Offered Certificates.

(x)                  The Company and the Underwriters each agree that any Free Writing Prospectuses prepared by it shall contain the following legend, or substantially equivalent legend that complies with Rule 433 of the Securities Act:

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust, and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

(xi)                 In the event that the Company becomes aware that, as of the Time of Sale, the Preliminary Prospectus contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading, the Company shall (i) notify the Underwriters thereof within one business day after discovery, (ii) prepare and deliver to the Underwriters a supplement to the Preliminary Prospectus that corrects the material misstatement or omission in the Preliminary Prospectus and that meets the requirements of Rule 424(h)(2) under the Securities Act (such supplement, a “Corrected Supplement”) and (iii) file such Corrected Supplement with the Commission in accordance with Rule 424(h) under the Securities Act. Upon receipt of such notice from the Company, the Underwriters shall:

(A)          Notify each investor in the Publicly Offered Certificates in a prompt fashion that any prior contract of sale with such investor has been terminated, and of such investor’s rights as a result of termination of such agreement;

(B)           Upon receipt of a copy of such Corrected Supplement from the Company, deliver, at least 48 hours prior to sending a new confirmation of sale to an investor in the Publicly Offered Certificates in accordance with Rule 15c2-8(b) under the Exchange Act, such Corrected Supplement to such investor;

(C)           Provide such investor with an opportunity to enter into a new contract of sale on the terms described in the Time of Sale Information (as updated by such Corrected Supplement); and

(D)           Comply with any other requirements for reformation of the original contract of sale, as described in Section IV.A.2.c of the Commission’s Securities Offering Reform Release No. 33-8591.

(xii)                The Company and each Underwriter agree to retain all Free Writing Prospectuses that they have used and that are not required to be filed pursuant to this Section 11 for a period of three years following the initial bona fide offering of the Publicly Offered Certificates.

(xiii)              (A)     In the event that the Company becomes aware that, as of the Time of Sale, any Issuer Free Writing Prospectus contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein (when read in conjunction with the Time of Sale Information), in the light of the circumstances under which they were made, not misleading (a “Defective Issuer Free Writing Prospectus”), the Company shall notify the Underwriters of such untrue statement or omission within one business day after discovery and the Company shall, if requested by the Underwriters, prepare and deliver to the Underwriters a Free Writing Prospectus that corrects the material misstatement or omission in the Defective Issuer Free Writing Prospectus (such corrected Issuer Free Writing Prospectus, a “Corrected Issuer Free Writing Prospectus”).

(B)          In the event that any Underwriter becomes aware that, as of the Time of Sale, any Underwriter Free Writing Prospectus delivered to an investor in any Publicly Offered Certificates contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained therein (when read in conjunction with the Time of Sale Information), in the light of the circumstances under which they were made, not misleading (together with a Defective Issuer Free Writing Prospectus, a “Defective Free Writing Prospectus”), such Underwriter shall notify the Company of such untrue statement or omission within one business day after discovery.

(C)          The Underwriters shall, if requested by the Company:

(1)          if the Defective Free Writing Prospectus was an Underwriter Free Writing Prospectus, prepare a Free Writing Prospectus that corrects the material misstatement in or omission from the Defective Free Writing Prospectus (together with a Corrected Issuer Free Writing Prospectus, a “Corrected Free Writing Prospectus”);

(2)          either (i) deliver the Corrected Free Writing Prospectus to each investor which received the Defective Free Writing Prospectus prior to entering into a contract of sale with such investor, clearly identifying or highlighting the Corrective Information, or (ii) deliver the Corrected Free Writing Prospectus to each investor that received the Defective Free Writing Prospectus and has entered into a contract of sale, clearly identifying or highlighting the Corrective Information;

(3)          notify such investor in a prominent fashion that the prior contract of sale with the investor has been terminated, and of the investor’s rights as a result of termination of such agreement;

(4)          provide such investor with an opportunity to affirmatively agree to purchase the Publicly Offered Certificates on the terms described in the Corrected Free Writing Prospectus; and

(5)          comply with any other requirements for reformation of the original contract of sale with such investor, as described in Section IV.A.2.c of Commission’s Securities Offering Reform Release No. 33-8591.

(D)          In the event that the Defective Free Writing Prospectus was an Issuer Free Writing Prospectus, and the Underwriters shall in good faith incur any costs to an investor in connection with the reformation of the contract of sale with the investor, the Company agrees to reimburse the Underwriters for such costs; provided that, before incurring such costs, the Underwriters first permits the Company access to the applicable investor and an opportunity to attempt to mitigate such costs through direct negotiation with such investor.

(xiv)              Each Underwriter covenants with the Company that after the Prospectus is available such Underwriter shall not distribute any written information concerning the Publicly Offered Certificates to a prospective investor unless such information is preceded or accompanied by the Prospectus.

12.          Termination of the Obligations of the Underwriters. (a) Any Underwriter may terminate its obligations under this Agreement by notice to the Company at any time at or prior to the Time of Delivery if the sale of the Certificates provided for herein is not consummated because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement.

(b)          The obligations of the Underwriters to purchase the Publicly Offered Certificates shall be terminable by the Underwriters if at any time on or prior to the Time of Delivery: (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company or the Trust Fund which, in the judgment of the Underwriters, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Publicly Offered Certificates; (ii) any downgrading in the rating of any of the Publicly Offered Certificates by any “nationally recognized statistical rating organization” (as defined under the Exchange Act), or any public announcement that any such organization has under surveillance or review its rating of any of the Publicly Offered Certificates (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of the Underwriters, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Publicly Offered Certificates, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange or any over-the-counter market, or any setting of minimum prices for trading on such exchange or market, or any suspension of trading of any Publicly Offered Certificates on any relevant exchange or in the over-the-counter market; (v) any general moratorium on commercial banking activities declared by any Federal or New York State authorities; (vi) any major disruption of settlements of securities or clearance services in the United States; or (vii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Underwriters, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the offering or the sale of any payment for the Publicly Offered Certificates.

(c)          If any Underwriter terminates its obligations under this Agreement in accordance with Section 12(a) of this Agreement, the Company shall reimburse such Underwriter for all reasonable out-of pocket expenses (including reasonable fees and disbursements of counsel) that shall have been reasonably incurred by such Underwriter in connection with the proposed purchase and sale of the Certificates.

13.          All statements, requests, notices and agreements hereunder shall be in writing and shall be deemed to have been duly given if (a) personally delivered, (b) mailed by registered or certified mail, postage prepaid and received by the addressee, (c) sent by express courier delivery service and received by the addressee or (d) transmitted by telex or facsimile transmission (or any other type of electronic transmission agreed upon by the parties) and confirmed by a writing delivered by any of the means described in (a), (b) or (c), if (i) to the Company, addressed to Citigroup Commercial Mortgage Securities Inc., 390 Greenwich Street, 5th Floor, New York, New York 10013, Attention: Paul Vanderslice, fax number: (212) 723-8599, and Citigroup Global Markets Inc., 390 Greenwich Street, 7th Floor, New York, New York 10013, Attention: Richard Simpson, fax number: (646) 328-2943, with an electronic copy emailed to Richard Simpson at richard.simpson@citi.com and to Ryan M. O’Connor at ryan.m.oconnor@citi.com, (ii) to Citigroup, addressed to Citigroup Global Markets Inc., 390 Greenwich Street, 5th Floor, New York, New York 10013, Attention: Paul Vanderslice, fax number: (212) 723-8599, and Citigroup Global Markets Inc., 390 Greenwich Street, 7th Floor, New York, New York 10013, Attention: Richard Simpson, fax number: (646) 328-2943, with an electronic copy emailed to Richard Simpson at richard.simpson@citi.com and to Ryan M. O’Connor at ryan.m.oconnor@citi.com, (iii) to Goldman, addressed to Goldman, Sachs & Co., 200 West Street, New York, New York 10282, Attention: Leah Nivison, fax number: (212) 428-1439, email: leah.nivison@gs.com, with copies to: Peter Morreale, fax number: (212) 902-3000, email: peter.morreale@gs.com and Joe Osborne, fax number: (212) 291-5318, email: joe.osborne@gs.com, (iv) to CF&Co., addressed to Cantor Fitzgerald & Co., 499 Park Avenue, New York, New York 10022, Attention: Stephen Merkel and Shawn Matthews, email: smerkel@cantor.com, fax number: (212) 829-4708, (v) to Drexel, Drexel Hamilton, LLC, 77 Water Street, New York, New York 10005, Attention: John D. Kerin, Director of Debt Syndicate, fax number: (646) 412-1500, and (vi) in the case of any of the preceding parties, such other address as may hereafter be furnished to the other party in writing by such parties.

14.          This Agreement shall be binding upon, and inure solely to the benefit of the Underwriters, the Company and, to the extent provided in Section 6 and Section 8 of this Agreement, the respective affiliates, officers and directors of the Company and the Underwriters and each person who controls the Company or any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Publicly Offered Certificates from any Underwriter shall be deemed a successor or assign merely by reason of such purchase.

15.          Time shall be of the essence for purposes of this Agreement.

16.          THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AGREEMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

17.          THE PARTIES HERETO HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

18.          This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement in Portable Document Format (PDF) or by facsimile transmission shall be as effective as delivery of a manually executed original counterpart of this Agreement.

19.          The Company and each Underwriter are authorized, subject to applicable law, to disclose any and all aspects of this potential transaction that are necessary to support any U.S. federal income tax benefits expected to be claimed with respect to such transaction, and all materials of any kind (including tax opinions and other tax analyses) related to those benefits, without the Underwriters imposing any limitations of any kind.

20.          This Agreement supersedes all prior or contemporaneous agreements and understandings relating to the subject matter hereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated except by a writing signed by the party against whom enforcement of such amendment, waiver, discharge or termination is sought.

21.          EACH OF THE PARTIES HERETO IRREVOCABLY (I) SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT; (II) WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM IN ANY SUCH

ACTION OR PROCEEDING IN ANY SUCH COURT; (III) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW; AND (IV) CONSENTS TO SERVICE OF PROCESS UPON IT BY MAILING A COPY THEREOF BY CERTIFIED MAIL ADDRESSED TO IT AS PROVIDED FOR NOTICES HEREUNDER AND AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY MANNER PERMITTED BY LAW.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the undersigned two counterparts hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and each of the Underwriters.

Very truly yours,

CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.

By:	/s/ Paul T. Vanderslice
Name: Paul T. Vanderslice
Title: President

CGCMT 2016-GC36 – Underwriting Agreement

Accepted as of the date hereof:

CITIGROUP GLOBAL MARKETS INC.,
as Underwriter

By:	/s/ Paul T. Vanderslice
Name: Paul T. Vanderslice
Title: Managing Director

GOLDMAN, SACHS & CO.,
as Underwriter

/s/ Goldman, Sachs & Co.
(Goldman, Sachs & Co.)

CANTOR FITZGERALD & CO.,
as Underwriter

By:	/s/ Shawn P. Matthews
Name: Shawn P. Matthews
Title: Chief Executive Officer

DREXEL HAMILTON, LLC,
as Underwriter

By:	/s/ Steven M. Ivcic
Name: Steven M. Ivcic
Title: Managing Director

CGCMT 2016-GC36 – Underwriting Agreement

SCHEDULE I

Class of Certificates	Approximate Initial Certificate Balance (or Notional Amount)		Approximate Initial Pass- Through Rate
Class A-1	$42,973,000		1.613%
Class A-2	$22,079,000		2.292%
Class A-3	$33,518,000		3.524%
Class A-4	$225,000,000		3.349%
Class A-5	$415,175,000		3.616%
Class A-AB	$70,409,000		3.368%
Class X-A	$861,171,000	(1)	1.356%
Class A-S	$52,017,000		3.849%
Class B	$75,136,000		4.759%
Class EC	$182,060,000	(2)	(3)
Class C	$54,907,000		4.759%

(1)	Notional Amount.

(2)	On the Closing Date, the issuing entity will issue the Class A-S Regular Interest, Class B Regular Interest and Class C Regular Interest, which will have initial outstanding principal balances, subject to a variance of plus or minus 5%, of $52,017,000, $75,136,000 and $54,907,000, respectively. The Exchangeable Certificates will, at all times, represent undivided beneficial ownership interests in a grantor trust that will hold such Class EC Regular Interests. Each Class of the Exchangeable Certificates will, at all times, represent a beneficial interest in a percentage of the Certificate Balance of the Class A-S Regular Interest, Class B Regular Interest and/or Class C Regular Interest. Following any exchange of Class A-S Certificates, Class B Certificates and Class C Certificates for Class EC Certificates or any exchange of Class EC Certificates for Class A-S Certificates, Class B Certificates and Class C Certificates, the percentage interest of the Certificate Balances of the Class A-S Regular Interest, Class B Regular Interest and Class C Regular Interest that is represented by the Class A-S Certificates, Class B Certificates, Class EC Certificates and Class C Certificates will be increased or decreased accordingly. The initial Certificate Balance of each Class of the Class A-S Certificates, Class B Certificates and Class C Certificates shown in the table above represents the maximum Certificate Balance of such Class without giving effect to any issuance of Class EC Certificates. The initial Certificate Balance of the Class EC Certificates shown in the table above is equal to the aggregate of the maximum initial Certificate Balances of the Class A-S Certificates, Class B Certificates and Class C Certificates, representing the maximum Certificate Balance of the Class EC Certificates that could be issued in an exchange. The actual Certificate Balance of any Class of Exchangeable Certificates issued on the Closing Date may be less than the maximum Certificate Balance of that Class and may be zero. The Certificate Balances of the Class A-S Certificates, Class B Certificates and Class C Certificates to be issued on the Closing Date will be reduced, in required proportions, by an amount equal to the Certificate Balance of the Class EC Certificates issued on the Closing Date. The aggregate Certificate Balance of the Certificates shown on the table above includes the maximum Certificate Balance of Exchangeable Certificates that could be outstanding on the Closing Date, equal to $182,060,000 (subject to a variance of plus or minus 5%).

(3)	The Class EC Certificates will not have a Pass-Through Rate, but will be entitled to receive the sum of the interest distributable on the Class EC Percentage Interest of the Class EC Regular Interests.

Sch. I-1

SCHEDULE II

Purchase Price

		Principal Balance or Notional Amount of Class Purchased
Class of Certificates	Price[1]	Citigroup	Goldman	CF&Co.	Drexel
Class A-1	99.99893%	$16,431,423	$26,541,577	$0	$0
Class A-2	100.99656%	$8,442,263	$13,636,737	$0	$0
Class A-3	102.99576%	$12,816,150	$20,701,850	$0	$0
Class A-4	100.99670%	$86,032,396	$138,967,604	$0	$0
Class A-5	102.99828%	$158,748,888	$256,426,112	$0	$0
Class A-AB	102.99870%	$26,922,022	$43,486,978	$0	$0
Class X-A	9.48986%	$329,282,685	$531,888,315	$0	$0
Class A-S	102.99689%	$19,889,543	$32,127,457	$0	$0
Class B	102.35295%	$28,729,467	$46,406,533	$0	$0
Class EC	N/A	$0	$0	$0	$0
Class C	91.94425%	$20,994,581	$33,912,419	$0	$0

[1]	The purchase price for each class of the Publicly Offered Certificates shown is net of accrued interest. With respect to each class of Publicly Offered Certificates (other than the Class EC Certificates), the purchase price to be paid will include accrued interest at the initial Pass-Through Rate thereon on the aggregate principal or notional amount thereof to be purchased from February 1, 2016 to but excluding the Closing Date.

Sch. II-1

ANNEX A

Annex A-1

January 27, 2016

Free Writing Prospectus

Structural and Collateral Term Sheet

$1,155,934,829

 (Approximate Mortgage Pool Balance)

$991,214,000

 (Offered Certificates)

 Citigroup Commercial Mortgage Trust 2016-GC36

 As Issuing Entity

Citigroup Commercial Mortgage Securities Inc.

 As Depositor

Commercial Mortgage Pass-Through Certificates

 Series 2016-GC36

Goldman Sachs Mortgage Company

 Citigroup Global Markets Realty Corp.

 Cantor Commercial Real Estate Lending, L.P.

 Starwood Mortgage Funding I LLC

 As Sponsors

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) the fact that there is no representation being made that these materials are accurate or complete and that these materials may not be updated or (3) these materials possibly being confidential, are, in each case, not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

Citigroup	Goldman, Sachs & Co.
Co-Lead Managers and Joint Bookrunners

Cantor Fitzgerald & Co.	Drexel Hamilton
Co-Managers

ANNEX B

Annex B-1

The information in this preliminary prospectus is not complete and may be supplemented or changed. These securities may not be sold nor may offers to buy be accepted prior to the time a final prospectus is delivered. This preliminary prospectus is not an offering to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

THIS PRELIMINARY PROSPECTUS, DATED JANUARY 28, 2016, IS SUBJECT TO COMPLETION
AND MAY BE AMENDED OR SUPPLEMENTED PRIOR TO TIME OF SALE

PROSPECTUS

$991,214,000 (Approximate)

CITIGROUP COMMERCIAL MORTGAGE TRUST 2016-GC36
(Central Index Key number 0001663645)
Issuing Entity

Citigroup Commercial Mortgage Securities Inc.
(Central Index Key number 0001258361)

Depositor

Goldman Sachs Mortgage Company

(Central Index Key number 0001541502)

Citigroup Global Markets Realty Corp.

(Central Index Key number 0001541001)

Cantor Commercial Real Estate Lending, L.P.

(Central Index Key number 0001558761)

Starwood Mortgage Funding I LLC

(Central Index Key number 0001548405)

Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates, Series 2016-GC36

The Commercial Mortgage Pass-Through Certificates, Series 2016-GC36 will consist of multiple classes of certificates, including those identified on the table below which are being offered by this prospectus. The Series 2016-GC36 offered certificates (together with those classes of non-offered certificates identified in this prospectus) will represent the beneficial ownership interests in the issuing entity, which will be Citigroup Commercial Mortgage Trust 2016-GC36, a New York common law trust. The issuing entity’s primary assets will be a pool of fixed rate commercial mortgage loans secured by first liens on various types of commercial, multifamily and manufactured housing community properties. Such mortgage loans will generally be the sole source of payment on the certificates. Credit enhancement will be provided solely by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. Each class of certificates will be entitled to receive monthly distributions of interest and/or principal on the 4th business day following the 6th day of each month (or if the 6th is not a business day, the next business day), commencing in March 2016. The rated final distribution date for the certificates is February 2049.

Classes of Offered Certificates	Initial Certificate Balance or Notional Amount(1)		Initial Pass-Through Rate(2)	Pass-Through Rate Description
Class A-1	$42,973,000		[__]%	(5)
Class A-2	$22,079,000		[__]%	(5)
Class A-3	$33,518,000		[__]%	(5)
Class A-4	$225,000,000		[__]%	(5)
Class A-5	$415,175,000		[__]%	(5)
Class A-AB	$70,409,000		[__]%	(5)
Class X-A	$861,171,000	(6)	[__]%	Variable IO(7)
Class X-B	$75,136,000	(6)	[__]%	Variable IO(7)
Class A-S(8)	$52,017,000	(9)	[__]%	(5)(10)
Class B(8)	$75,136,000	(9)	[__]%	(5)(10)
Class EC(8)	$182,060,000	(9)	(10)	(10)
Class C(8)	$54,907,000	(9)	[__]%	(5)(10)

(Footnotes to table begin on page 3)

You should carefully consider the risk factors beginning on page 59 of this prospectus.

Neither the Series 2016-GC36 certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality or any other person or entity.

The Series 2016-GC36 certificates will represent interests in and obligations of the issuing entity only and will not represent the obligations of or interests in the depositor, the sponsors or any of their respective affiliates.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE DEPOSITOR WILL NOT LIST THE OFFERED CERTIFICATES ON ANY SECURITIES EXCHANGE OR ANY AUTOMATED QUOTATION SYSTEM OF ANY NATIONAL SECURITIES ASSOCIATION.

The offered certificates will be offered by Citigroup Global Markets Inc., Goldman, Sachs & Co., Cantor Fitzgerald & Co. and Drexel Hamilton, LLC, the underwriters, when, as and if issued by the issuing entity, delivered to and accepted by the underwriters and subject to each underwriter’s right to reject orders in whole or in part. The underwriters will purchase the offered certificates from Citigroup Commercial Mortgage Securities Inc. and will offer the offered certificates to prospective investors from time to time in negotiated transactions or otherwise at varying prices, plus, in certain cases, accrued interest, determined at the time of sale. Citigroup Global Markets Inc. and Goldman, Sachs & Co. are acting as co-lead managers and joint bookrunners in the following manner: Citigroup Global Markets Inc. is acting as sole bookrunning manager with respect to approximately 38.2% of each class of offered certificates and Goldman, Sachs & Co. is acting as sole bookrunning manager with respect to approximately 61.8% of each class of offered certificates. Cantor Fitzgerald & Co. and Drexel Hamilton, LLC are acting as co-managers.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, société anonyme and Euroclear Bank SA/NV, as operator of the Euroclear System, in Europe against payment in New York, New York on or about February 17, 2016. Citigroup Commercial Mortgage Securities Inc. expects to receive from this offering approximately       % of the aggregate principal balance of the offered certificates, plus accrued interest from February 1, 2016, before deducting expenses payable by the depositor.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”), contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in “Risk Factors—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity and Other Aspects of the Offered Certificates”). See also “Legal Investment”.

Citigroup		Goldman, Sachs & Co.
Co-Lead Managers and Joint Bookrunners
Cantor Fitzgerald & Co.		Drexel Hamilton
Co-Managers

February , 2016

ANNEX C

Annex C-1

FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-207132-01

From: CITI CMBS SYNDICATE (CITIGROUP GLOBAL MAR)

At: Jan 27 2016 09:17:07

CGCMT 2016-GC36 -- New Issue Announcement (Public)

991.214mm Fixed Rate CMBS Offering

Co-Lead Managers and Joint Bookrunners: Citigroup Global Markets Inc. and Goldman, Sachs & Co.

Co-Managers: Cantor Fitzgerald & Co. and Drexel Hamilton, LLC

						U/W NOI
Class	[REDACTED]	Size($mm)	WAL(yr)	C/E	Cum LTV	Debt Yld
A-1	[REDACTED]	42.973	2.92	30.000%	44.7%	14.1%
A-2	[REDACTED]	22.079	4.90	30.000%	44.7%	14.1%
A-3	[REDACTED]	33.518	6.81	30.000%	44.7%	14.1%
A-4	[REDACTED]	225.000	9.72	30.000%	44.7%	14.1%
A-5	[REDACTED]	415.175	9.86	30.000%	44.7%	14.1%
A-AB	[REDACTED]	70.409	7.32	30.000%	44.7%	14.1%
A-S	[REDACTED]	52.017	9.90	25.500%	47.6%	13.2%
B	[REDACTED]	75.136	9.90	19.000%	51.7%	12.2%
C	[REDACTED]	54.907	9.90	14.250%	54.8%	11.5%
X-A	[REDACTED]	861.171	N/A	N/A	N/A	N/A
X-B	[REDACTED]	75.136	N/A	N/A	N/A	N/A

Collateral Summary
Initial Pool Balance:	$1,155.935mm
Number of Mortgage Loans:	58
Number of Mortgaged Properties:	104
Average Cut-off Date Mortgage Loan Balance:	$19.930mm
Weighted Average Mortgage Interest Rate:	4.7808%
Weighted Average Remaining Term to Maturity (months):	116
Weighted Average Remaining Amortization Term (months):	356
Weighted Average Cut-off Date LTV Ratio:	63.9%
Weighted Average Maturity Date LTV Ratio:	56.1%
Weighted Average Underwritten Debt Service Coverage Ratio:	1.55x
Weighted Average Debt Yield on Underwritten NOI:	9.8%
% of Mortgage Loans with Mezzanine Debt:	13.3%
% of Mortgaged Properties with Single Tenants:	6.3%

Property Type:	31.1% Office, 26.2% Retail, 13.4% Mixed Use, 12.0% Hospitality, 10.2% Land, 4.3% Self Storage, 1.2% Multifamily, 0.9% Industrial, 0.5% Manufactured Housing

Top 5 States:	15.1% TX, 14.6% NY, 9.5% CO, 9.3% IN, 8.2% CA

Anticipated Timing
Global Investor Call:	Wed, January 27th
Anticipated Pricing:	Week of February 1st
Anticipated Closing:	Wed, February 17th

Investor Call Details
Date:	Wed, January 27th
Time:	2:00 PM ET
US Toll Free:	719-325-2476
Passcode:	8056465

Roadshow Schedule:	Thursday, January 28th

Minneapolis, MN - Breakfast Meeting

-The Grand Hotel (Boardroom 2 Mississippi, 6th floor)

-615 Second Avenue South, Minneapolis, MN

-8:00 AM CT

Boston, MA – Breakfast Meeting

-Boston Harbor Hotel (John Phillips Salon, Lobby Level)

-70 Rowes Wharf, Boston, MA

-8:30 AM ET

Hartford, CT - Lunch Meeting

-Max Downtown (Private Dining Room)

-185 Asylum Street, Hartford, CT

-12:30 PM ET

<Annex A>

<Term Sheet>

The information in this free writing prospectus is preliminary and may be supplemented or changed prior to the time of sale.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., any other underwriter or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

-------------------------------------------------------------------------------

This communication is issued by a member of the Sales and Trading Department of Citigroup Global Markets Inc. and intended for institutional investors only. For important disclosures and disclaimers please see https://icg.citi.com/icg/data/documents/ST_ExternalDiscl.pdf. This message is for the internal use of the intended recipients and may contain information proprietary to Citi which may not be reproduced, redistributed, or copied in whole or in part without Citi's prior consent.

FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-207132-01

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES
The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that such condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS
The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., any other underwriter or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS
Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation being made that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-207132-01

From:  Citi Cmbs Syndicate (CITIGROUP GLOBAL MAR) [mailto:ccitigroup6@bloomberg.net]

Sent:  Wednesday, February 03, 2016 10:14 AM

Subject:  CGCMT 2016-GC36 -- Launch (Public)

CGCMT 2016-GC36 -- Launch (Public)

991.214mm Fixed Rate CMBS Offering

Co-Lead Managers and Joint Bookrunners:  Citigroup Global Markets Inc. and Goldman, Sachs & Co.

Co-Managers:  Cantor Fitzgerald & Co. and Drexel Hamilton, LLC

Class	[REDACTED]	Size($mm)	Target WAL(yr)	C/E	Launch	$Px
A-1	[REDACTED]	42.973	2.92	30.000%	S+70	100-00
A-2	[REDACTED]	22.079	4.90	30.000%	S+89	101-00
A-3	[REDACTED]	33.518	6.81	30.000%	S+162	103-00
A-4	[REDACTED]	225.000	9.72	30.000%	S+155	101-00
A-5	[REDACTED]	415.175	9.86	30.000%	S+157	103-00
A-AB	[REDACTED]	70.409	7.32	30.000%	S+144	103-00
A-S	[REDACTED]	52.017	9.90	25.500%	S+180	103-00
B	[REDACTED]	75.136	9.90	19.000%	S+285	WAC
C	[REDACTED]	54.907	9.90	14.250%	S+425	WAC

Anticipated Timing

Anticipated Pricing: 12:00PM ET Today, February 3rd

Anticipated Closing: Wed, February 17th

The information in this free writing prospectus is preliminary and may be supplemented or changed prior to the time of sale.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., any other underwriter or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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This communication is issued by a member of the Sales and Trading Department of Citigroup Global Markets Inc. and intended for institutional investors only. For important disclosures and disclaimers please see https://icg.citi.com/icg/data/documents/ST_ExternalDiscl.pdf. This message is for the internal use of the intended recipients and may contain information proprietary to Citi which may not be reproduced, redistributed, or copied in whole or in part without Citi's prior consent.

FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-207132-01

From: Citi Cmbs Syndicate (CITIGROUP GLOBAL MAR) [mailto:ccitigroup6@bloomberg.net]

Sent: Friday, February 05, 2016 12:17 PM

Subject: CGCMT 2016-GC36 -- X-A Launch (Public)

CGCMT 2016-GC36 -- X-A Launch (Public)

Co-Lead Managers and Joint Bookrunners: Citigroup Global Markets Inc. and Goldman, Sachs & Co.

Co-Managers: Cantor Fitzgerald & Co. and Drexel Hamilton, LLC

Class	[REDACTED]	Notional($mm)	Launch
X-A	[REDACTED]	861.171	T+315

Anticipated Timing
Anticipated Pricing:	1:30 ET Today, February 5th
Anticipated Closing:	Wed, February 17th

The information in this free writing prospectus is preliminary and may be supplemented or changed prior to the time of sale.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., any other underwriter or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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This communication is issued by a member of the Sales and Trading Department of Citigroup Global Markets Inc. and intended for institutional investors only. For important disclosures and disclaimers please see https://icg.citi.com/icg/data/documents/ST_ExternalDiscl.pdf. This message is for the internal use of the intended recipients and may contain information proprietary to Citi which may not be reproduced, redistributed, or copied in whole or in part without Citi's prior consent.